As filed with the Securities and Exchange Commission on November 13, 1996

                                                   Registration No. 333-
                                                                        ------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 MATHSOFT, INC.
             (Exact name of registrant as specified in its charter)

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
                      Massachusetts                                          04-2842217
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification No.)


         101 Main Street, Cambridge, Massachusetts                              02142
            (Address of Principal Executive Offices)                          (Zip Code)
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                              --------------------

                                 MATHSOFT, INC.
                      AMENDED AND RESTATED 1992 STOCK PLAN
                            (Full title of the plan)

                                Charles J. Digate
                                 MATHSOFT, INC.
                                 101 Main Street
                               Cambridge, MA 02142
                     (Name and address of agent for service)

                                 (617) 577-1017
          (Telephone number, including area code, of agent for service)
                              --------------------

                                    Copy to:
                                 Gordon H. Hayes
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000
                              --------------------


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                         Calculation of Registration Fee
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=================================================================================================================================
  Title of Securities        Amount to be       Proposed maximum offering        Proposed maximum         Amount of registration
    to be registered          registered           price per share(1)           aggregate offering                fee(2)
                                                                                     price(1)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock,                   400,000                   $3.69                     $1,476,000                    $447.28
par value $.01
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) Pursuant to Rule 457(c) under the Securities Exchange Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of Common Stock on the Nasdaq National Market on November 7, 1996.
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
                                     -2-


     This Registration Statement registers additional securities of the same class as other securities for which: (i) the Registration Statement No. 33-58560 on Form S-8 as filed with the Securities and Exchange Commission on February 19, 1993, relating to the MathSoft, Inc. Amended and Restated 1992 Stock Plan, (ii) the Registration Statement No. 33-72162 on Form S-8 as filed with the Securities and Exchange Commission on November 24, 1993, relating to the MathSoft, Inc. Amended and Restated 1992 Stock Plan, (iii) the Registration Statement No. 33-87542 on Form S-8 as filed with the Securities and Exchange Commission on December 16, 1994, relating to the MathSoft, Inc. Amended and Restated 1992 Stock Plan, and (iv) the Registration Statement No. 33-99618 on Form S-8 as filed with the Securities and Exchange Commission on November 20, 1995, relating to the MathSoft, Inc. Amended and Restated 1992 Stock Plan, are effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statements are hereby incorporated by reference.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

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Item 8. Exhibits
        --------

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Exhibit No.   Description of Exhibit
-----------   ----------------------

5.1           Opinion of Testa, Hurwitz & Thibeault, LLP.

23.1          Consent of Arthur Andersen LLP.

23.2          Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

24.1          Power of Attorney (contained in Page 3 of this Registration Statement).

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
                                     -3-


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 13th day of November, 1996.

                               MATHSOFT, INC.

Date:  November 13, 1996       By: /s/  Charles J. Digate
                                   ----------------------
                                   Charles J. Digate
                                   President, Chief Executive Officer and
                                   Chairman of the Board of Directors



                        POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of MathSoft, Inc., hereby severally constitute and appoint Charles J. Digate, Robert P. Orlando and Gordon H. Hayes, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and generally do all things in our names and on our behalf in such capacities to enable MathSoft, Inc., to comply with the provisions of the Securities Act of 1933, as amended and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                    TITLE(S)                         DATE:
---------                    --------                         -----

/s/ Richard A. D'Amore       Director                         November 13, 1996
-------------------------
Richard A. D'Amore

/s/ Charles J. Digate        President, Chief Executive       November 13, 1996
-------------------------    and Chairman of the Board
Charles J. Digate            of Directors (Principal
                             Executive Officer)

/s/ Charles H. Federman      Director                         November 13, 1996
-------------------------
Charles H. Federman

/s/ Robert P. Orlando        Vice President, Finance and      November 13, 1996
-------------------------    Administration, Chief Financial
Robert P. Orlando            Officer, Treasurer and Clerk
                             (Principal Financial and
                             Accounting Officer)

/s/ Steven R. Vana-Paxhia    Director                         November 13, 1996
-------------------------
Steven R. Vana-Paxhia

/s/ June L. Rokoff           Director                         November 13, 1996
-------------------------
June L. Rokoff

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                                  EXHIBIT INDEX
                                  -------------

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Exhibit No.   Description of Exhibit
-----------   ----------------------
5.1           Opinion of Testa, Hurwitz & Thibeault, LLP
23.1          Consent of Arthur Andersen LLP
23.2          Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)
24.1          Power of Attorney (contained in Page 3 of this Registration Statement)

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